UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 23, 2019

Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

IOWA	0-32637	42-1039071
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

405 FIFTH STREET

AMES, IOWA 50010

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (515) 232-6251

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07 Submission of Matters to a Vote of Shareholders

The Company’s annual meeting of shareholders was held on April 23, 2019.

Proposal 1.     The stockholders elected to the Company’s Board of Directors for a term of three years David W. Benson, Michelle R. Cassabaum, John P. Nelson and Kevin L. Swartz. Directors whose term of office continued after the annual meeting consist of Lisa M. Eslinger, Steven D. Forth, Betty A. Baudler Horras, Patrick G. Hagan, James R. Larson II, John L. Pierschbacher and Thomas H. Pohlman.

Proposal 2.     The stockholders also ratified the appointment of CliftonLarsonAllen LLP to continue as the Company’s independent registered public accounting firm for 2019.

There were 9,293,305 shares of common stock entitled to vote at the annual meeting. The final voting results of each proposal are set forth below.

Proposal 1.     The voting results on the election of directors for a three year term were as follows:

		Votes	Broker
	In Favor	Withheld	Non-Votes

David W. Benson	3,797,604	284,741	2,512,320
Michelle R. Cassabaum	3,873,237	209,108	2,512,320
John P. Nelson	3,870,147	212,198	2,512,320
Kevin L. Swartz	3,871,978	210,367	2,512,320

Proposal 2.          The voting results on the ratification of the appointment of CliftonLarsonAllen LLP as the Company’s independent registered public accounting firm were as follows:

For	Against	Abstain

6,565,359	29,120	186

            There were no broker non-votes on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: April 24, 2019	By:	/s/ John P. Nelson
John P. Nelson, Chief Executive Officer and President